                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             Cal Dive International
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (4)  Date Filed:

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

                                [CAL DIVE LOGO]

                          CAL DIVE INTERNATIONAL, INC.
                    400 N. SAM HOUSTON PARKWAY E., SUITE 400
                              HOUSTON, TEXAS 77060
                            TELEPHONE: 281-618-0400

                                 April 8, 2002

Dear Shareholder:

     You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Wednesday, May 15, 2002 at 11:00 a.m. at the Hotel Sofitel, 425 N. Sam Houston Parkway E., Houston, Texas 77060. Beginning at 10:30 a.m., we will provide new vessel and project displays for your review.

     The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on industry matters of current interest to our shareholders.

     YOUR VOTE IS IMPORTANT. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot attend the meeting in person, please complete and sign the enclosed proxy card and promptly return it in the envelope provided.

     We look forward to seeing you at the meeting.

                                                    Sincerely,

                                                 /s/ ANDREW C. BECHER
                                                    Andrew C. Becher
                                                    Corporate Secretary

                                 VOTING METHOD

     If you are a shareholder of record, or hold shares through a Cal Dive stock plan, you may vote your shares by mail. You may also revoke your proxy any time before the Annual Meeting. Due to the small number of our record Shareholders (non "street-name"), we have elected to forgo the high cost of internet and telephone voting. To vote by mail:

     - Mark your selections on the proxy card.

     - Date and sign your name exactly as it appears on your proxy card.

     - Mail the proxy card in the enclosed postage-paid envelope provided.

     IF YOUR SHARES ARE HELD IN "STREET NAME" THROUGH A BROKER, BANK OR OTHER THIRD PARTY, YOU WILL RECEIVE INSTRUCTIONS FROM THAT THIRD PARTY (WHO IS THE HOLDER OF RECORD) WHICH YOU MUST FOLLOW IN ORDER FOR YOUR SHARES TO BE VOTED.

                YOUR OPINION IS IMPORTANT. THANK YOU FOR VOTING.

                     E-DELIVERY OF ANNUAL MEETING MATERIALS

     We are pleased to offer shareholders the choice to receive Annual Reports, Form 10-K's and Proxy materials electronically over the internet instead of receiving paper copies through the mail. This will save us costs of printing and mailing them. Shareholders whose shares are registered directly in their name or through a Cal Dive stock plan can enroll at the Cal Dive web site (www.caldive.com) by clicking Investor Relations then SEC Filings. Shareholders whose shares are held in street name by a broker or bank also may be eligible to participate, depending on whether their broker or bank offers electronic delivery. Street name shareholders who are not given the opportunity to enroll should contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view this year's proxy materials at www.caldive.com.

                          CAL DIVE INTERNATIONAL, INC.

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

TIME:...............................     11:00 a.m. (CDT) on Wednesday, May 15,
                                         2002

PLACE:..............................     Hotel Sofitel
                                         Toulouse Room
                                         425 N. Sam Houston Parkway E.
                                         Houston, Texas 77060

ITEMS OF BUSINESS:..................     1. To elect two (2) Class III
                                         Directors.

                                         2. To take action on any other business
                                         that may properly be considered at the
                                         Meeting or any adjournment thereof.

RECORD DATE:........................     You may vote at the Meeting if you are
                                         a shareholder of record at the close of
                                         business on March 25, 2002.

VOTING BY PROXY:....................     If you cannot attend the Meeting, you
                                         may vote your shares by completing and
                                         promptly returning the enclosed proxy
                                         card in the envelope provided.

ANNUAL REPORTS:.....................     Cal Dive's 2001 Annual Report and Form
                                         10-K, which are not part of the proxy
                                         soliciting material, are enclosed.

                                            By Order of the Board of Directors,

                                            /s/ ANDREW C. BECHER
                                               Andrew C. Becher
                                               Corporate Secretary

      This Notice of Meeting, Proxy Statement and accompanying proxy card are being distributed on or about April 8, 2002.

                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS....................    i
GENERAL INFORMATION ABOUT THE MEETING AND VOTING............    1
ELECTION OF DIRECTORS.......................................    3
COMMITTEES OF THE BOARD AND MEETINGS........................    5
DIRECTOR COMPENSATION.......................................    6
CERTAIN TRANSACTIONS........................................    6
REPORT OF AUDIT COMMITTEE...................................    7
SHARE OWNERSHIP INFORMATION.................................    8
  Five Percent Owners.......................................    8
  Management Shareholdings..................................    9
  Section 16(a) Beneficial Ownership Reporting Compliance...    9
SHAREHOLDER RETURN PERFORMANCE GRAPH........................   10
REPORT OF THE COMPENSATION COMMITTEE ON FISCAL 2001
  EXECUTIVE COMPENSATION....................................   11
EXECUTIVE COMPENSATION......................................   13
  Summary Compensation Table................................   13
  Option Grants in Last Fiscal Year.........................   14
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................   14
  Summary of Employment Contracts...........................   15
  Omnibus Budget Reconciliation Act of 1994.................   15
OTHER INFORMATION...........................................   16

                             YOUR VOTE IS IMPORTANT

     If you are a shareholder of record, please complete, date and sign your proxy card and return it as soon as possible in the enclosed envelope. If not, please respond promptly when you receive your materials from your broker.

                                [CAL DIVE LOGO]

                          CAL DIVE INTERNATIONAL, INC.
                    400 N. SAM HOUSTON PARKWAY E., SUITE 400
                              HOUSTON, TEXAS 77060
                            TELEPHONE: 281-618-0400

                             ---------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 2002

                             ---------------------

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of Cal Dive International, Inc. of proxies to be voted at Cal Dive's Annual Meeting of Shareholders to be held on May 15, 2002, and at any adjournment of the meeting.

                GENERAL INFORMATION ABOUT THE MEETING AND VOTING

WHO MAY VOTE AT THE MEETING?

     The Board has set March 25, 2002 as the record date for the meeting. If you were the owner of Cal Dive common stock at the close of business on March 25, 2002, you may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

     - Held directly in your name with our transfer agent, Wells Fargo Bank Minnesota, N.A., as "shareholder of record".

     - Held for you in an account with a broker, bank or other nominee (shares held in "street name").

     - Credited to your account in the Company's Employees Retirement Savings Plan or Employee Stock Purchase Plan.

     Each share of our common stock has one vote on each matter to be voted on.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

     A majority of Cal Dive's outstanding common shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. On the record date, there were 32,476,880 shares of Cal Dive common stock outstanding held by 3,971 owners of record. Shares are counted as present at the meeting if you:

     - are present and vote in person at the meeting; or

     - have properly submitted a proxy card.

WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

     There is only one matter currently scheduled to be voted on at the meeting; the election of two "Class III" directors.

HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

     The election of each director nominee requires the affirmative "FOR" vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. Any other proposal being voted on requires the affirmative "FOR" vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on that proposal.

HOW ARE VOTES COUNTED?

     You may either vote "FOR," "AGAINST" or "WITHHOLD" authority to vote for each nominee for the Board of Directors. You may vote "FOR," "AGAINST" or "WITHHOLD" on any other proposals. If you withhold authority to vote on the election of directors, your shares will not be considered entitled to vote on the election of directors. If you withhold authority from voting on the other proposals, it has the same effect as a vote against those proposals. IF YOU JUST SIGN AND SUBMIT YOUR PROXY CARD WITHOUT VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED "FOR" EACH DIRECTOR NOMINEE AND "FOR" EACH OF THE OTHER PROPOSALS.

     If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a "broker non-vote" occurs. Shares that constitute broker non-votes are not considered as entitled to vote on the proposal in question, thus effectively reducing the number of shares needed to approve the proposal.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

     Cal Dive's Board recommends that you vote your shares "FOR" each of the director nominees.

HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

     Whether you hold shares directly, in a Cal Dive stock plan or in street name, you may direct your vote without attending the Annual Meeting. If you are a shareholder of record or hold shares through a Cal Dive stock plan, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. If you are a shareholder of record or hold stock through a Cal Dive stock plan, you may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and such title or capacity.

     For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the internet. If you provide specific voting instructions by mail, telephone or the internet, your shares will be voted by your broker or nominee as you have directed.

HOW DO I VOTE MY SHARES IN PERSON AT THE MEETING?

     If you are a shareholder of record, to vote your shares at the meeting you should bring the enclosed proxy card or proof of identification. You may vote shares held in street name at the meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

     Even if you plan to attend the meeting, we encourage you to vote by proxy card, telephone or internet so your vote will be counted even if you later decide not to attend the meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card.

MAY I CHANGE MY VOTE?

     Yes. You may change your vote and revoke your proxy by:

     - Sending a written statement to that effect to the Corporate Secretary of Cal Dive;

     - Submitting a properly signed proxy card with a later date; or

     - Voting in person at the Annual Meeting.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes of equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Martin Ferron and Gordon F. Ahalt are the directors whose terms expire at this Annual Meeting and who have been nominated for re-election to the Board to serve until the 2005 Annual Meeting or until their successors are elected and qualified. Both of the nominees are currently directors and were elected to the Board of Directors by the shareholders. The Board consists of six members.

     Both of the nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.

     THE BOARD RECOMMENDS A VOTE FOR THESE TWO NOMINEES.

     NOMINEES FOR DIRECTOR FOR THREE YEAR TERMS ENDING IN 2005 (CLASS III):

[PHOTO]                 Martin Ferron                                            Director since 1998
                        President and Chief Operating Officer,                                age 45
                        Cal Dive International, Inc.
                        Mr. Ferron has served on the Company's Board of Directors since September
                        1998. He became President in February 1999 and has served as Chief Operating
                        Officer since January 1998. Mr. Ferron has more than twenty-two years of worldwide experience in the oilfield industry, seven of which were in senior management positions with McDermott Marine Construction and Oceaneering
                        International Services Limited immediately prior to his joining the Company.
                        Mr. Ferron has a Civil Engineering degree, a Masters Degree in Marine
                        Technology, and a Master of Business Administration degree (M.B.A.), and is a Chartered Civil Engineer.

[PHOTO]                 Gordon F. Ahalt                                          Director since 1990
                        Retired Consultant                                                    age 74
                        Mr. Ahalt has served on the Company's Board of Directors since July 1990 and has extensive experience in the oil and gas industry. Since 1982, Mr. Ahalt has been the President of GFA, Inc., a petroleum industry management and financial consulting firm. From 1977 to 1980, he was President of the
                        International Energy Bank, London, England. From 1980 to 1982, he served as
                        Senior Vice President and Chief Financial Officer of Ashland Oil Company.
                        Prior thereto, he spent a number of years in executive positions with Chase
                        Manhattan Bank. Mr. Ahalt serves as a director of The Houston Exploration
                        Company, Bancroft & Elsworth Convertible Funds and other private investment funds.

DIRECTORS CONTINUING IN OFFICE UNTIL 2003 (CLASS II):

[PHOTO]                 S. James Nelson, Jr.                                     Director since 1990
                        Vice Chairman,                                                        age 59
                        Cal Dive International, Inc.
                        Mr. Nelson is Vice Chairman and has been a Director of the Company since
                        1990. He was named Vice Chairman in October 2000 and prior thereto he was
                        Executive Vice President and Chief Financial Officer from 1990 to 2000. From
                        1985 to 1988, Mr. Nelson was the Senior Vice President and Chief Financial
                        Officer of Diversified Energies, Inc., the former parent of Cal Dive, at which time he had corporate responsibility for the Company. From 1980 to
                        1985, Mr. Nelson served as Chief Financial Officer of Apache Corporation, an oil and gas exploration and production company. From 1966 to 1980, Mr.
                        Nelson was employed with Arthur Andersen L.L.P. and from 1976 to 1980, he was a partner serving on the firm's worldwide oil and gas industry team. He received his Bachelor of Science degree from Holy Cross College in 1964 and a Master of Business Administration (M.B.A.) degree from Harvard University in 1966.

                        William L. Transier                                      Director since 2000
[PHOTO]                 Executive Vice President and Chief Financial Officer,                 age 47
                        Ocean Energy, Inc.
                        Mr. Transier has served on our Board of Directors since October 2000. He is
                        Executive Vice President and Chief Financial Officer for Ocean Energy, Inc.,
                        an oil and gas exploration company where he oversees financial, administrative, accounting, human resources, and marketing and trading activities. He began his current position in 1999 following the merger between Ocean Energy, Inc. and Seagull Energy Corporation. Previously, he
                        served as Executive Vice President and Chief Financial Officer for Seagull
                        beginning in 1998, and prior thereto in the audit department of KPMG LLP. He graduated from the University of Texas and has a Master of Business
                        Administration degree (M.B.A.) from Regis University. He is also a director of Metals USA.

DIRECTORS CONTINUING IN OFFICE UNTIL 2004 (CLASS I):

[PHOTO]                 Owen Kratz                                               Director since 1990
                        Chairman of the Board and Chief Executive Officer                     age 47
                        Cal Dive International, Inc.
                        Mr. Kratz is Chairman and Chief Executive Officer of Cal Dive International,
                        Inc. He was appointed Chairman in May 1998 and has served as the Company's
                        Chief Executive Officer since April 1997. Mr. Kratz served as President from
                        1993 until February 1999, and a Director since 1990. He served as Chief
                        Operating Officer from 1990 through 1997. Mr. Kratz joined the Company in
                        1984 and has held various offshore positions, including saturation (SAT)
                        diving supervisor, and management responsibility for client relations, marketing and estimating. From 1982 to 1983, he was the owner of an independent marine construction company operating in the Bay of Campeche.
                        Prior to 1982, he was a superintendent for Santa Fe and various international diving companies and a saturation diver in the North Sea.

[PHOTO]                Bernard J. Duroc-Danner                                           Director since 1999
                       Chairman of the Board and                                                      age 48
                       Chief Executive Officer, and President,
                       Weatherford International, Inc.
                       Mr. Duroc-Danner has served on the Company's Board of Directors since February, 1999. He is the Chairman, CEO and President of Weatherford International, Inc. He also serves as a director of Dresser, Inc., a provider of highly engineered equipment and services, primarily for the energy industry, and of Peabody Energy Corp., a coal production, transportation and trading company. Prior to its merger with Weatherford, Mr. Duroc-Danner was President and
                       Chief Executive Officer of EVI, Inc., where he was directly responsible for the company's
                       1987 start up in the oilfield service and equipment business. Mr. Duroc-Danner also serves as Chairman of the Board of Grant Prideco and as a director of Parker Drilling Company, a provider of contract drilling and drilling services, and of Universal Compression, a provider of rental, sales, operations, maintenance and fabrication services and products to the domestic and international natural gas industry. Mr. Duroc-Danner holds a Ph.D. in economics from The Wharton School of the University of Pennsylvania.

                      COMMITTEES OF THE BOARD AND MEETINGS

     Below is a summary of the function of the Board established committees:

AUDIT COMMITTEE

     - Reviews and recommends selection of independent auditors.

     - Reviews the adequacy of accounting and audit principles and practices and of compliance assurance procedures and internal controls.

     - Reviews nonaudit services performed by auditors to maintain auditors' independence.

     - Reviews scope of annual audit.

     - Reviews Cal Dive's annual financial statements.

     - Meets independently with management and independent auditors.

COMPENSATION COMMITTEE

     - Reviews compensation philosophy and major compensation and benefits programs for employees.

     - Oversees the stock option and employee stock purchase plans.

     - Reviews executive officer compensation.

EXECUTIVE COMMITTEE

     - Evaluates and approves, on behalf of the full Board of Directors, ERT transactions that are: (i) in excess of $3,000,000; or (ii) outside of the approved capital expenditures budget subject to Board approval.

     - Performs such other duties as may be assigned by the Board from time to time.

NOMINATING COMMITTEE

     - Evaluates qualifications and candidates for positions on the Board.

     - Considers and recommends to the full Board criteria for selecting new directors, nominees for Board membership and whether a director should be invited to stand for re-election.

     The following table summarizes the membership of the Board and each of its Committees as well as the number of times each met during the year ending December 31, 2001.

                                   BOARD      AUDIT    COMPENSATION   EXECUTIVE   NOMINATING
                                -----------   ------   ------------   ---------   ----------
Mr. Kratz.....................     Chair        --          --          Chair       Member
Mr. Ferron....................    Member        --          --           --           --
Mr. Nelson....................    Member        --          --           --           --
Mr. Ahalt.....................    Member      Member      Member       Member         --
Mr. Duroc-Danner..............    Member      Member      Chair          --         Chair
Mr. Transier..................    Member      Chair       Member       Member       Member
Number of Meetings in 2001
  Regular.....................       4          2           2             0           1
  Special.....................       4          0           0             0           0

     Each director attended 75% or more of the total meetings of the Board and Board Committees on which such director served (held during the period he served as a director).

                             DIRECTOR COMPENSATION

     The Cal Dive International, Inc. non-employee director compensation plan has three components: director fees, expenses and stock options.

     The Company pays the reasonable out-of-pocket expenses incurred by each Director in connection with attending the meetings of the Board of Directors, and any committee thereof, and of meetings of the Board of a subsidiary. In addition, in December of 2001, the Board voted to increase the compensation paid to Directors (other than three employed by the Company) to an annual director's fee of $30,000 and $1,000 per Board Meeting for attending each of four regularly scheduled quarterly meetings. Furthermore, each of the outside Directors receives an annual Committee retainer fee of $5,000 and a fee of $2,000 ($3,000 for the Chair) for each committee meeting. During the year ended December 31, 2001, Directors (other than Company employees) received an aggregate of $100,066.

     Pursuant to the Company's 1995 Long Term Incentive Compensation Plan, as amended (the "1995 Plan"), each director receives at the time they join the Board options to purchase 44,000 shares of the Common Stock of the Company at an exercise price equal to the fair market value of the Common Stock on the date of grant. As with other Company options, these vest equally over five years and expire on their tenth anniversary. As of March 25, 2002, options for 44,000 shares were outstanding to each of Gordon F. Ahalt and William L. Transier and options for 26,400 shares to Bernard J. Duroc-Danner.

                              CERTAIN TRANSACTIONS

     In April 2000, ERT acquired a 20% working interest in Gunnison, a Deepwater Gulf of Mexico prospect of Kerr-McGee Oil & Gas Corporation. Consistent with CDI's philosophy of avoiding exploratory risk, financing for the exploratory costs (initially estimated at $15 million) was provided by an investment partnership (OKCD Investments, Ltd.), the investors of which are CDI senior management, in exchange for a 25% revenue override of CDI's 20% working interest. CDI provided no guarantees to the investment partnership. At this time, the Board of Directors established three criteria to determine a commercial discovery and the commitment of Cal Dive funds: 75 million barrels (gross) of reserves, total development costs of $500 million consistent with 75 MBOE, and a CDI estimated shareholder return of no less than 12%. Kerr-McGee, the operator, drilled several exploration wells and sidetracks in 3,200 feet of water at Garden Banks 667, 668 and 669 (the Gunnison prospect) and encountered significant potential reserves resulting in the three criteria being achieved during 2001. The exploratory phase was expanded to ensure field delineation resulting in the investment partnership which assumed the exploratory risk funding over $20 million of exploratory drilling costs, considerably above the initial $15 million estimate. With the sanctioning of a commercial discovery, the Company will fund ongoing development and production costs. Cal Dive's share of such project development costs is estimated in a range of $100 million to $110 million ($15.8 million of which had been incurred by December 31, 2001) with over half of that for construction of the spar. CDI has received a commitment from a financial institution to provide a construction funding for the spar, including an option for CDI to convert this loan facility into a long-term (20 year) leveraged lease after the spar is placed in service. Mr. Kratz, as General Partner of OKCD, has awarded OKCD interests aggregating 39% to key CDI employees as a bonus incentive to continue employment at Cal Dive.

     In November 2001, ERT (with a corporate parent guarantee by CDI) entered into a five-year lease transaction with a special purpose entity owned by a third party to fund our portion of the construction costs ($67 million) of the spar for the Gunnison field. This lease is expected to be accounted for as an operating lease upon completion of the construction and includes an option for us to convert the lease into a long-term (20 year) leveraged lease after construction is completed. As of December 31, 2001, the special purpose entity had drawn down $5.6 million of this facility. Accrued interest cost on the outstanding balance is capitalized to the cost of the facility during construction and is payable monthly thereafter. The principal balance of $67 million is due at the end of five years if the long-term leveraged lease option is not taken. The facility bears interest at LIBOR plus 250-300 basis points, depending on CDI leverage ratios and includes, among other restrictions, three financial covenants (cash flow leverage, minimum interest coverage and debt to total book capitalization). We were in compliance with these covenants as of December 31, 2001.

     Having access to outside funding for exploratory projects also enabled ERT to drill a deep exploratory target well at our Vermilion 201 block in the fourth quarter of 2000. In a manner similar to Gunnison, the exploratory risk was borne by a Texas limited partnership, Bullfrog Vermilion, Ltd. ("Bullfrog"), with the limited partners consisting of 21 members of Company management and outside industry sources. The Partnership invested $3.48 million in this exploratory prospect to cover costs of drilling. While the primary deep target well was dry, shallow zones were productive. Due to the availability of production to replenish ERT reserves and favorable gas prices, ERT offered to purchase the investor's interests. Seventeen of the investors sold all or a portion of their interest to ERT. The total net proceeds to seven executive officers was $338,960.

     It is possible that other oil and gas exploratory opportunities will occur in the future and that some affiliated entities may be considered to fund such exploratory drilling. The Board has adopted Guidelines for such affiliate transactions. As part of the process of obtaining funding for the exploratory costs of such projects, several outside third parties will be solicited. Management believes that the fund structure of current (and all future, if any) transactions will be both consistent with the Guidelines and at least as favorable to the Company and ERT as could have been obtained from the third parties.

                           REPORT OF AUDIT COMMITTEE

     The Board has adopted a written Charter setting out the audit related functions the Committee is to perform. A copy of the Amended Charter is attached to this Proxy Statement.

     Management has primary responsibility for the Company's financial statements and the overall reporting process including the Company's system of internal controls. The independent auditors review the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

     This year, we reviewed the Company's audited financial statements and met separately with both management and Arthur Andersen L.L.P., the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

     Arthur Andersen, has informed us that on March 14, 2002, it was indicted on federal obstruction of justice charges arising from the government's investigation of Enron. Arthur Andersen has indicated that it intends to vigorously contest the indictment. CDI's Audit Committee has been carefully monitoring this situation. As a public company, CDI is required to file with the SEC periodic financial statements audited or reviewed by an independent, certified public accountant. The SEC has said that it will continue accepting financial statements audited by Arthur Andersen, and interim financial statements reviewed by it, so long as Arthur Andersen is able to make certain representations to its clients. CDI's access to the capital markets and its ability to make timely SEC filings could be impaired if the SEC ceases accepting financial statements audited by Arthur Andersen, if Arthur Andersen becomes unable to make the required representations to CDI or if for any other reason Arthur Andersen is unable to perform required audit-related services for CDI. In such a case, CDI would promptly seek to engage new independent certified public accountants or take such other actions as may be necessary to enable CDI to maintain access to the capital markets and timely financial reporting. Our audit committee will make a recommendation with respect to outside auditors to the full board during 2002. Our guiding principle in that process will be ensuring that our credibility and the integrity of our reporting remain above reproach.

     For the year ended December 31, 2001, the Company paid Arthur Andersen L.L.P., its independent auditors, approximately $120,000 for the annual audit. All other fees were $816,000, including audit-related fees of $75,000 and $741,000 of other fees. Audit-related fees involved accounting consultation regarding purchase accounting and financial transactions. Other fees were primarily tax services including tax compliance and consultation. There were no financial information systems design and implementation fees. The Audit Committee concluded that the foregoing non-audit services did not adversely affect the independence of Arthur Andersen L.L.P.

     Based on these reviews and discussions, we recommended to the Board that the Company's audited financial statements audited by Arthur Andersen L.L.P. be included in the Company's Form 10-K for the fiscal year ended December 31, 2001. Also this year, in accordance with the U.S. Securities and Exchange Commission Release for companies audited by Arthur Andersen L.L.P., we have obtained from them written representations that their work was conducted in accordance with generally accepted auditing standards and applicable professional and firm auditing standards, including quality control standards.

        William L. Transier (Chairman)
        Bernard J. Duroc-Danner
        Gordon F. Ahalt

                          SHARE OWNERSHIP INFORMATION

     FIVE PERCENT OWNERS. The following table sets forth information as to the only persons (or entities) known by us to have beneficial ownership, as of December 31, 2001 of more than 5% of the outstanding shares of Company Common Stock, other than Owen Kratz whose beneficial ownership is disclosed below under "Management Shareholdings." As of March 25, 2002, we had 32,476,880 shares outstanding. To our knowledge, all shares shown as beneficially owned are held with sole voting power and sole dispositive power unless otherwise indicated. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act on the basis of the most recent information furnished to us by the person listed.

                                                                 SHARES
                                                              BENEFICIALLY   PERCENT OF
NAME AND ADDRESS                                                 OWNED         CLASS
----------------                                              ------------   ----------
Zurich Scudder Investments, Inc.............................   2,358,700         7%
  Two International Place
  Boston, Massachusetts 02110
AIM Management Group, Inc. .................................   2,192,940         7%
  11 Greenway Plaza, Suite 100
  Houston, Texas 77046

     Management Shareholdings. The following table shows the number of shares of our common stock beneficially owned as of March 25, 2002 by our directors, five highest paid executive officers identified in the Summary Compensation Table below, and all directors and executive officers as a group.

                                                                                 OF SHARES BENEFICIALLY
                                                                                 OWNED, AMOUNT THAT MAY
                                                     AMOUNT AND NATURE OF      BE ACQUIRED WITHIN 60 DAYS
NAME OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP(1)(2)       BY OPTION EXERCISE
------------------------                          --------------------------   --------------------------
Owen Kratz(4)...................................          2,803,958                     795,000
Martin R. Ferron(3).............................             59,394                      18,000
S. James Nelson.................................             80,000                         -0-
Gordon F. Ahalt.................................             34,800                       8,800
Johnny Edwards..................................                -0-                         -0-
Bernard Duroc-Danner............................              8,800                       8,800
William Transier................................              9,800                       8,800
A. Wade Pursell(5)..............................             43,983                      39,633

---------------

(1) Only one director or executive officer, Owen Kratz, beneficially owns more than 1% of the shares outstanding. Mr. Kratz owns approximately 8% of the outstanding shares. Our directors and executive officers as a group beneficially own approximately 9% of the shares outstanding and that group plus employees own approximately 12% of the shares outstanding.

(2) Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days (on or before May 24, 2002).

(3) Mr. Ferron disclaims beneficial ownership of 51,394 shares included in the above table, which are held by the Uncle John Limited Partnership, an entity of which he is a General Partner.

(4) Mr. Kratz entered into a five-year Maximum Monetization and Asset Protection (MMAPS) Agreement with UBS Warburg LLC using 500,000 shares of his Cal Dive common stock on March 14, 2002. He entered this transaction to exercise 500,000 CDI stock options which expire April 1, 2002 and to create liquidity for living expenses since his annual salary and bonus are paid in options on Cal Dive common stock as opposed to cash. He shall receive an advance equal to a significant percentage of the initial share price. Excluding the shares covered by the forward sale, Mr. Kratz will own 1,508,958 shares of Cal Dive common and have options to acquire another 900,000 shares. Mr. Kratz disclaims beneficial ownership of 560,000 shares included in the above table, which are held by Joss Investments Limited Partnership, an entity of which he is a General Partner.

(5) Mr. Pursell disclaims beneficial ownership of 12,500 shares included in the above table, which are held by WT Kona Redbird Limited Partnership, an entity of which he is a General Partner.

     Section 16(a) Beneficial Ownership Reporting Compliance. Based upon a review of reports and written representations furnished to it, we believe that during fiscal year 2001, all filings with the Securities and Exchange Commission by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of our common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on our Common Stock for the period since July 1, 1997 to the cumulative total shareholder return for (i) all U.S. stocks quoted on the NASDAQ Stock Market as measured by the NASDAQ Composite Index ("NASDAQ"), assuming the reinvestment of dividends; (ii) the Philadelphia Oil Service Sector index ("OSX"), a price-weighted index of leading oil service companies, assuming the reinvestment of dividends; and (iii) a peer group selected by us (the "Peer Group") consisting of the following companies, each of which is in the offshore construction business or the offshore oil and gas subsea support service business, or both businesses: Technip-Coflexip, Global Industries, Ltd., Horizon Offshore, Inc., Oceaneering International, Inc., Stolt Offshore S.A., McDermott International, Inc. and Torch Offshore Inc. The returns of each member of the Peer Group have been weighted according to each individual company's equity market capitalization as of December 31, 2001 and have been adjusted for the reinvestment of any dividends. We believe that the members of the Peer Group provide services and products more comparable to us than those companies included in the OSX. The graph assumes $100 was invested on December 31, 1997 in the Company's Common Stock at the closing price on that date price and on December 31, 1997 in the three indices presented. The Company paid no dividends during the period presented. The cumulative total percentage returns for the period presented were as follows: Company Common Stock -- 101.5%; the NASDAQ Composite Index, -- 24.2%; the OSX -- (23.8%); and the Peer Group -- 13.7%. These results are not necessarily indicative of future performance.

  COMPARISON OF FOUR YEAR CUMULATIVE TOTAL RETURN AMONG CAL DIVE, NASDAQ, PEER
                                 GROUP AND OSX

                                    [GRAPH]

---------------------------------------------------------------------------------------------------------------------------------
                       12/13/97     6/30/98    12/31/98     6/30/99    12/31/99     6/30/00    12/31/00     6/30/01    12/31/01
---------------------------------------------------------------------------------------------------------------------------------
 Cal Dive               $100.0      $112.5      $ 84.7      $121.9      $135.2      $221.2      $217.3      $200.8      $201.5
 Peer Group Index        100.0       109.2        70.4        96.8        83.2       109.7       122.5       120.8       113.7
 Oil Service Index       100.0        78.2        45.1        68.9        75.2       105.2       109.1        86.9        76.2
 NASDAQ                  100.0       120.7       139.6       171.1       259.1       252.6       157.3       137.6       124.2

                    REPORT OF THE COMPENSATION COMMITTEE ON
                       FISCAL 2001 EXECUTIVE COMPENSATION

OVERVIEW

     The Compensation Committee of the Board of Directors (the "Committee") is composed of the Company's three independent non-employee Directors with Mr. Duroc-Danner, acting as Chair. The Committee is responsible for establishing the compensation policies and administering the compensation programs for Cal Dive's executive officers and other key employees and administers the grant of stock-based awards under the Company's 1995 Long Term Incentive Compensation Plan. The Committee periodically engages independent compensation consultants to assist them in this process. In carrying out its duties, the Committee intends to make all reasonable attempts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code, unless the Committee determines that such compliance in given circumstances would not be in the best interests of Cal Dive and its shareholders.

COMPENSATION PHILOSOPHY

The compensation program for executive officers is designed to

     - provide a competitive total compensation package that enables the Company to hire, develop, reward and retain key executives

     - tie bonuses and executive compensation to the Company's annual business objectives, strategies and stockholder value. The Company's compensation philosophy is also intended to reward individual initiative and achievement, and to assure that the amount and nature of executive compensation is reasonably commensurate with the Company's financial condition, results of operations and Common Stock performance.

     Base Salary. The Committee annually reviews and approves the base salaries of executive officers and other officers and employees, taking into consideration management's recommendations regarding individual performance, retention, the level of responsibility, the scope and complexity of the position and competitive practice.

     Annual Incentive Bonus. Executive officers are eligible for annual incentives under the shareholder approved Management Incentive Plan. In order to link a portion of executive compensation to Company performance, the Committee determined to continue during 2001 an annual bonus plan under which each officer, the Company's profit center managers and other key employees could earn an annual bonus of between 30% to 100% or more of salary based on the quality of the individual's performance and the attainment of pre-established revenue and profit goals by the Company as a whole and by individual profit centers. The exact amount of the bonus paid to the executive officers is determined by the Compensation Committee.

     The ERT core management group has a contractual bonus program based on a percentage of pre-tax net income for the year. Non-management administrative personnel are also paid discretionary bonuses from this pool.

     Long Term Incentive. Another element of the Committee's performance-based compensation philosophy is the 1995 Incentive Compensation Plan. The purpose of the Plan is to link the interests of management to the interests of stockholders and focus on intermediate and long-term results. Stock option grants are typically made at 100% of the market value of the stock on the date of the award, are not exercisable during the first year after the award and are exercisable thereafter under a vesting schedule selected by the Committee that specifies the number of the options becoming exercisable each year throughout the schedule. The size of option grants is determined subjectively, generally in approximate proportion to the officer's level of responsibility and experience.

     Compensation of Chief Executive Officer. The CEO's compensation consists of base salary, annual incentive and long-term incentives. Pay levels and opportunity are established by the Committee in the same manner as for other executive officers described above.

     The Company and Mr. Kratz entered into a multi-year employment agreement (the "Agreement") effective February 28, 1999. Pursuant to the provisions of the Agreement, Mr. Kratz's annual base salary is $280,000 as Chairman and Chief Executive Officer. Mr. Kratz's salary is subject to review by the Board of Directors annually. Mr. Kratz is also entitled to participate in all profit sharing, incentive, bonus and other employee benefit plans made available to the Company's executive officers, but does not have the right to cause the Company to purchase his shares. Mr. Kratz's agreement contains the same "Good Cause" and "Change of Control" provisions as described under "Executive
Compensation -- Summary of Employment Contracts".

     Under the Agreement, Mr. Kratz is eligible for an annual bonus up to 100% of his base salary upon the attainment of certain Company-wide performance goals (where exceeding those goals can cause the bonus to exceed 100%), the amount of which is to be determined by the Compensation Committee. Pursuant to the terms of the Agreement and in consideration of previous agreements which were canceled, Mr. Kratz was granted options to purchase 500,000 shares of Common Stock beginning April 11, 1998 at an option exercise price of $4.75 per share. Such options are exercisable in installments of 100,000 shares each year over five years.

     During 2000, the Board of Directors approved a "Stock Option in Lieu of Salary Program" for Mr. Kratz. Under the terms of the program, Mr. Kratz may annually elect to receive non-qualified stock options (with an exercise price equal to the closing stock price on the date of grant) in lieu of cash compensation with respect to his base salary and any bonus earned under the annual incentive compensation program. The number of shares granted is determined utilizing the Black Scholes valuation model as of the date of grant with a risk premium included. Mr. Kratz made such election for 2000 and 2001 resulting in a total of 115,000 shares being granted during 2000 (55,000 of which related to a bonus earned under the Annual Incentive Compensation Program) at an option exercise price of $18.0625 per share for the salary and $19.625 per share for the bonus and a total of 180,000 shares granted during 2001 (100,000 of which related to a bonus caused under the Annual Incentive Compensation program) at an option exercise price of $26.75 per share for the salary and $21.38 per share for the bonus.

     At the end of Mr. Kratz's employment with the Company, the Company may, in its sole discretion under the Agreement, elect to trigger a non-competition covenant pursuant to which Mr. Kratz will be prohibited from competing with the Company in various geographic areas for a period of up to five years. The amount of the non-competition payment to Mr. Kratz under the Agreement will be his then base salary plus insurance benefits for the non-competition period.

CONCLUSION

     Consistent with its compensation philosophy, the Committee believes the executive officer compensation program provides incentive to attain strong financial performance and is strongly aligned with shareholder interests. The Committee believes that Cal Dive's compensation program directs the efforts of Cal Dive's executive officers toward the continued achievement of growth and profitability for the benefit of the Company's shareholders.

        COMPENSATION COMMITTEE:

        Bernard J. Duroc-Danner, Chair
        Gordon F. Ahalt
        William L. Transier

                             EXECUTIVE COMPENSATION

     The following table provides a summary of the cash and non-cash compensation for each of the last three years ended December 31, 2001 for each of (i) the chief executive officer and (ii) each of the four most highly compensated executive officers of the Company during 2001 other than the chief executive officer (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                     COMPENSATION
                                        ANNUAL COMPENSATION           SECURITIES
                                   ------------------------------     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR    SALARY     BONUS(2)(3)     OPTIONS(#)    COMPENSATION(1)
---------------------------        ----   --------    -----------    ------------   ---------------
Owen Kratz.......................  2001   $     --(4)  $     --(4)     180,000(4)       $   --
  Chairman and Chief               2000     35,000           --        115,000             875
  Executive Officer                1999    280,000           --             --           4,000
Martin R. Ferron.................  2001    168,750      186,262             --           4,250
  President and Chief              2000    160,000      169,162         40,000           4,000
  Operating Officer                1999    160,000           --             --           4,000
S. James Nelson..................  2001    200,000     $193,519             --           4,250
  Vice Chairman                    2000    200,000      211,453             --           4,250
                                   1999    200,000           --             --           4,000
Johnny Edwards...................  2001     97,078     $761,387             --              --
  President, ERT                   2000     93,632      893,257             --              --
                                   1999     90,863      368,602             --           4,000
A. Wade Pursell..................  2001    131,500       94,340         10,000           4,250
  Senior Vice President            2000    105,600       39,839         54,000           4,250
  and Chief Financial Officer      1999    105,600           --             --           3,528

---------------

(1) Consists of matching contributions by the Company through its 401(k) Plan. The Company's Retirement Plan is a 401(k) savings plan under which the Company currently matches 50% of employees' pre-tax contributions up to 5% of salary.

(2) The Bonus reflected in a fiscal year is based on that year's performance.

(3) In 2001, Cal Dive executive officers are eligible for annual incentives under the shareholder approved Management Incentive Plan. An annual bonus of between 30% to 100% or more of salary is payable based on individual performance and the attainment of pre-established revenue and profit goals by the Company. The ERT core management group has a contractual bonus program based on a percentage of pre-tax net income for the year. Non-management administrative personnel are also paid discretionary bonuses from this pool. For fiscal year 2001, we paid bonuses aggregating approximately $4.3 million.

(4) Mr. Kratz elected to receive non-qualified stock options (with an exercise price equal to the closing stock price on the date of grant) in lieu of his base salary and bonus earned under our "Stock Option in Lieu of Salary Program." Mr. Kratz's election for 2001 resulted in a total of 180,000 shares being granted during 2001 (100,000 of which related to a bonus earned under the 2001 annual incentive compensation program).

STOCK OPTIONS

     The following table sets forth information with respect to all stock options granted in 2001 by the Company to each of the Named Executive Officers.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                          (B)           (C)
                                       NUMBER OF     % OF TOTAL      (D)                      (F)
                                      SECURITIES      OPTIONS      EXERCISE                GRANT DATE
                                      UNDERLYING     GRANTED TO    OR BASE       (E)        PRESENT
(A)                                     OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION     VALUE
NAME                                  GRANTED (#)   FISCAL YEAR     ($/SH)       DATE        ($)(2)
----                                  -----------   ------------   --------   ----------   ----------
Owen Kratz..........................     80,000           14%      $ 26.75      2/15/04    $  958,080
Owen Kratz..........................    100,000           17%        21.38     11/30/06     1,197,000
Martin Ferron.......................        -0-            0%           --          N/A            --
S. James Nelson.....................        -0-            0%           --          N/A            --
Johnny Edwards......................        -0-            0%           --          N/A            --
A. Wade Pursell.....................     10,000            2%       21.875      4/03/11       162,686

---------------

(1) The stock options granted in 2001 by the Company to the Named Executive Officers are exercisable as follows. With respect to the three-year options held by Mr. Kratz, the options are exercisable immediately upon date of grant. With respect to the five-year options held by Mr. Kratz, the options vest ratably over one year following the date of grant. With respect to the three-year options held by Mr. Pursell, one-third of the number of stock options covered by the grant will become exercisable on the first through third anniversaries of the respective date of grant thereof. Such stock options will, however, become immediately exercisable in their entirety upon the occurrence of certain events specified in the 1995 Long Term Incentive Compensation Plan.

(2) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options granted in 2001 by the Company to Messrs. Kratz and Pursell. Under the Black-Scholes option pricing model, the grant date present value of each stock option referred to in the table was calculated to be $11.976, $11.97 and $16.269, respectively. The following facts and assumptions were used in making such calculation: (a) an unadjusted exercise price of $26.75, $21.38 and $21.875, respectively for each such stock option; (ii) a fair market value of $26.75, $21.38 and $21.875, respectively for one share of Company Common Stock on the date of grant; (iii) no dividend yield; (iv) a stock option term of three years, five years and ten years, respectively; (v) a stock volatility of 61%, based on an analysis of weekly closing stock prices of shares the Company since going public in July, 1997 and of the Company's peer group Common Stock for the three years preceding the date of grant; and (vi) an assumed risk-free interest rate of 4.5%, which approximates to the yield on a five-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present value was multiplied by the total number of stock options granted to Messrs. Kratz and Pursell to determine the total grant date present value of such stock options granted to Messrs. Kratz and Pursell.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                       VALUES

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING
                                                                 UNEXERCISED OPTIONS     VALUE OF UNEXERCISED
                                                                     FY-END (#)         IN-THE-MONEY OPTIONS AT
                              SHARES ACQUIRED       VALUE           EXERCISABLE/        FY-END ($) EXERCISABLE/
NAME                          ON EXERCISE(#)     REALIZED ($)       UNEXERCISABLE            UNEXERCISABLE
----                          ---------------    ------------   ---------------------   -----------------------
Owen Kratz(3)...............          --           $     --        685,000/110,000       $8,977,075/1,993,000
Martin R. Ferron............      38,000(1)         370,000         10,000/ 82,000          130,550/1,023,510
S. James Nelson.............          --                 --           --/--                     --/--
Johnny Edwards..............          --                 --           --/--                     --/--
A. Wade Pursell.............      24,500(2)         511,462         36,300/ 45,200           464,309/ 223,736

---------------

(1) Includes exercisable options to purchase an aggregate of 20,000 shares transferred to the Uncle John Limited Partnership, an entity of which he is a General Partner. Mr. Ferron disclaims beneficial ownership of such options.

(2) Includes exercisable options to purchase an aggregate of 8,000 shares transferred to the WT Kona Redbird Limited Partnership, an entity of which he is a General Partner. Mr. Pursell disclaims beneficial ownership of such options.

(3) Includes exercisable options to purchase an aggregate of 460,000 shares transferred to the Joss Investments Limited Partnership, an entity of which he is a General Partner. Mr. Kratz disclaims beneficial ownership of such options.

SUMMARY OF EMPLOYMENT CONTRACTS

     All of our named Executive Officers have entered into employment agreements with the Company. Each of Messrs. Ferron, Nelson and Pursell's executive contracts have similar terms involving salary, bonus and benefits (with amounts that vary due to their responsibilities) but none of them have the right to cause the Company to purchase his shares. Mr. Kratz's contract is described under "Report of the Compensation Committee for Fiscal Year 2001 Executive Compensation." Mr. Edwards' contract as President of ERT is different than other CDI contracts as it runs year-to-year and covers only salary, benefits and a profit sharing bonus program based upon ERT's financial performance. His bonus is based on a sliding scale percentage of up to 4% of ERT's pre-tax net income.

     Each of the executive employment agreements provide, among other things, that if we pay specific amounts, then until the later of February 28, 2005 or the first or second anniversary date of termination of the executive's employment with us (depending on the event of termination), the executive shall not, directly or indirectly either for himself or any other individual or entity, participate in any business which engages or which proposes to engage in the business of providing diving services in the Gulf of Mexico or any other business actively engaged in by us on the date of termination of employment, so long as we continue to make payments to such executive, including his base salary and insurance benefits received by senior executives of the Company. We also entered into employment agreements with the remainder of our other senior officers substantially similar to the above agreements.

     If an Executive Officer terminates his employment for "Good Cause" or is terminated without cause during the two year period following a "Change of Control," we would (a) make a lump sum payment to him of two times the sum of the annual base salary and annual bonus paid to the officer with respect to the most recently completed fiscal year, (b) all options held by such officer under the CDI 1995 Long Term Incentive Plan would vest, and (c) he would continue to receive welfare plan and other benefits for a period of two years or as long as such plan or benefits allow. For the purposes of the employment agreements, "Good Cause" includes both that (a) the CEO or COO shall cease employment with us and (b) one of the following: (I) a material change in the officer's position, authority, duties or responsibilities, (ii) changes in the office or location at which he is based without his consent (such consent not to be unreasonably withheld), (iii) certain breaches of the agreement. Each agreement also provides for payments to officers as part of any "Change of Control." A "Change of Control" for purposes of the agreements would occur if a person or group becomes the beneficial owner, directly or indirectly, of securities of the Company representing forty-five percent (45%) or more of the combined voting power of the Company's then outstanding securities. The agreements provided that if any payment to one of the covered officers will be subject to any excise tax under Code Section 4999, a "gross-up" payment would be made to place the officer in the same net after-tax position as would have been the case if no excise tax had been payable.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

     Under Section 162(m) of the Code, as amended, no deduction by a publicly held corporation is allowed for compensation paid by the corporation to its most highly compensated executive officers to the extent that the amount of such compensation for the taxable year for any such individual exceeds $1 million.
Section 162(m) provides for the exclusion of compensation that qualifies as performance-based from the compensation that is subject to such deduction limitation. Incentive compensation granted through the Company's Stock Option Plan may also qualify as performance-based compensation if additional requirements are met. The Company anticipates that the components of individual annual compensation for each highly compensated executive officer that do not qualify for any exclusion from the deduction limitation of Section 162(m) will not exceed $1 million and will therefore qualify for deductibility.

                               OTHER INFORMATION

EXPENSES OF SOLICITATION

     We will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Our directors, officers and regular employees, without extra compensation, may solicit proxies personally or by mail, telephone, fax, telex, telegraph or special letter.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     In order for a Shareholder Proposal to be considered for inclusion in our Proxy Statement for the 2003 Annual Meeting, the written proposal must be received by the Corporate Secretary, at our offices no later than January 14, 2003. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

     All submissions to, or requests from, the Corporate Secretary should be made to our principal offices at 400 N. Sam Houston Parkway, E., Suite 400, Houston Texas 77060.

OTHER

     Our 2001 Annual Report on Form 10-K, including financial statements, is being sent to shareholders of record as of March 25, 2002, together with this Proxy Statement.

WE WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED
TO: CORPORATE SECRETARY, CAL DIVE INTERNATIONAL, INC., 400 N. SAM HOUSTON PARKWAY, E. SUITE 400, HOUSTON TEXAS 77060.

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

                                            By Order of the Board of Directors,

                                                   /s/ Andrew C. Bechert
                                                      Andrew C. Becher
                                                    Corporate Secretary
                                                Cal Dive International, Inc.

                      CAL DIVE INTERNATIONAL, INC. ("CDI")

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                AMENDED CHARTER

I.   PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by CDI to any governmental body or the public; CDI's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and CDI's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         - Serve as an independent and objective party to monitor CDI's financial reporting process and internal control system.

         - Review and appraise the audit efforts of CDI's independent accountants and internal auditing department.

         - Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of the Charter.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A person may not serve as a member of the Audit Committee of the Board of Directors if:

         (a) That person is or was at any time during the previous three years an employee of CDI or its affiliates;

         (b) That person, currently or at any time during the previous three years, (1) has or has had a direct business relationship, including commercial, industrial, banking, consulting, legal, accounting or other relationships, with CDI or (2) is or has been a partner, controlling shareholder, officer or employee of an organization that has a business relationship, including commercial, industrial, banking, consulting, legal, accounting or other relationships, with CDI, unless the Board of Directors determines in its business judgment that the relationship described in either (a) or (b) above does not interfere with the director's exercise of independent judgment;

         (c) That person is an executive of another corporation, in which corporation any executive of CDI currently serves on its compensation committee; or

         (d) That person is a spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law of, or father-in-law, son or daughter-in-law, brother or sister-in-law of, or shares a home with, a person who is or has been at any time during the previous three years an executive officer of CDI or any of its affiliates.

     Notwithstanding the foregoing, the Board of Directors may appoint to the audit committee one non-employee director that would otherwise be disqualified under (a) or (b) above, if the Board of Directors determines in its business judgment that such director's membership on the audit committee will serve the best interests of CDI and its stockholders.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit committee shall:

     Documents/Reports Review

     1.  Review and update this Charter periodically, as condition dictates.

     2. Review with financial management and the independent accountants the year-end earnings release prior to its release and the organization's annual financial statements prior to their filing and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

     3. Review with financial management and the independent accountants the quarterly earnings release prior to its release and the 10-Q prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review if the other members are unavailable.

     Independent Accountants

     4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with CDI to determine the accountants' independence.

     5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

     6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

     Financial Reporting Processes

     7. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

     8. Consider the independent accountants' judgements about the quality and appropriateness of CDI accounting principles as applied in its financial reporting.

     9. Consider and approve, if appropriate, major changes to CDI's auditing and accounting principles and practices as suggested by the independent accountants or management.

     Process Improvement

     10. Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgements made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     11. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     12. Review any significant disagreement between management and the independent accountants in connection with the preparation of the financial statements.

     13. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

     Ethical and Legal Compliance

     14. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

     15. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that CDI's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

     16. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

     17. Review, with the organization's counsel, any legal matter that could have a significant impact on CDI's financial statements.

     18. Perform any other activities consistent with this Charter, CDI's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                [CAL DIVE LOGO]

                    400 N. SAM HOUSTON PARKWAY E. SUITE 400
                             HOUSTON TX. 77060-3500
                              PHONE (281) 618-0400

                                 [HOUSTON MAP]

--------------------------------------------------------------------------------
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                            NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS

                                  MAY 15, 2002

                              AND PROXY STATEMENT

                                [CAL DIVE LOGO]

                    400 N. SAM HOUSTON PARKWAY E., SUITE 400
                              HOUSTON, TEXAS 77060

                                    [Recycled Symbol] Printed on recycled paper.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             PROXY FOR COMMON STOCK

                          CAL DIVE INTERNATIONAL, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, having duly received the Notice of Annual Meeting of Shareholders and the Proxy Statement, dated April 8, 2002 hereby appoints Owen
E. Kratz and James Lewis Connor, III as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Cal Dive International, Inc. held of record by the undersigned on March 25, 2002 at the 2002 Annual Meeting of Shareholders to be held on May 15, 2002 at 11:00 a.m. at the Hotel Sofitel located at 425 N. Sam Houston Parkway E., Houston, Texas 77060, and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. To elect two directors of the Company to have a term expiring in 2005 and until his successor shall be elected and duly qualified.

                     MARTIN FERRON            GORDON F. AHALT

   You may vote on the Proposal by marking one of the following boxes.

            FOR the two "Class III" Nominees [ ]                   WITHHOLD authority to vote for the nominees [ ]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                           (Please See Reverse Side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE CLASS III DIRECTORS INDICATED IN NUMBER 1 ABOVE. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.

                                       DATED:
                                       -----------------------------------------

                                       -----------------------------------------
                                                       SIGNATURE

                                       -----------------------------------------
                                              SIGNATURE (IF HELD JOINTLY)

                                       -----------------------------------------
                                                         TITLE

                                       PLEASE SIGN EXACTLY AS THE NAME APPEARS
                                       ON THIS PROXY. WHEN SHARES ARE HELD BY
                                       JOINT TENANTS, BOTH SHOULD SIGN. IF
                                       SIGNING AS ATTORNEY, EXECUTOR,
                                       ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                       PLEASE GIVE FULL TITLE AS SUCH. IF A
                                       CORPORATION, PLEASE SIGN IN FULL
                                       CORPORATION NAME BY PRESIDENT OR OTHER
                                       AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                       PLEASE SIGN IN PARTNERSHIP NAME BY AN
                                       AUTHORIZED PERSON.